Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 Amendment No. 1, of Options Media Group Holdings, Inc. of our report dated May 16, 2011, on the consolidated financial statements of Options Media Group Holdings, Inc. for the years ended December 31, 2010 and 2009, included in Form 10-K filed on May 17, 2011.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
August 23, 2011